UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Everyday Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36371	80-0036062
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

345 Hudson Street, 16th Floor

New York, NY 10014

(Address of principal executive office)

(646) 728-9500

(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Everyday Health, Inc. (the “Company”) held on June 2, 2016, the Company’s stockholders approved two proposals, as follows: (i) the election of Dana L. Evan and Habib Kairouz as Class II members of the Company’s Board of Directors, to serve until the Company’s 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and (ii) the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 1. Election of Directors

The vote with respect to the election of directors was as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Dana L. Evan	21,735,067	883,312	6,640,534
Habib Kairouz	21,805,290	813,089	6,640,534

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was as follows:

FOR	AGAINST	ABSTAIN
29,165,799	76,621	16,493

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everyday Health, Inc.

Date: June 3, 2016	By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: Executive Vice President and General Counsel